NEWSRELEASE

FOR IMMEDIATE RELEASE

June 2, 2005

Contacts:
Analysts Jay Gould Susan Stuart	(614) 480-4060 (614) 480-3878	Media Ron Newman	(614) 480-3077

HUNTINGTON BANCSHARES INCORPORATED
ANNOUNCES RESOLUTION OF SEC FORMAL INVESTIGATION

COLUMBUS, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) announced that the five-member Securities and Exchange Commission (“Commission”) approved the settlement of its previously announced formal investigation into certain financial accounting matters.

As a part of the settlement, the Commission instituted a cease and desist administrative proceeding and entered a cease and desist order, as well as filed a civil action in federal district court pursuant to which, without admitting or denying the allegations in the complaint, Huntington, its chief executive officer, Thomas Hoaglin, its former chief financial officer, Michael McMennamin, and its former controller, John Van Fleet have consented to pay civil money penalties. Huntington consented to pay a penalty of $7.5 million, which may be distributed pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002. This civil money penalty has no current period financial impact on Huntington’s results, as reserves for this amount were established and expensed in 2004.

In the administrative proceeding, the Commission charged that in its 2001 and 2002 fiscal years Huntington violated Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 (“Securities Act”) and Sections 13(a) and 13(b)(2)(A) and (B) of the Securities Exchange Act of 1934 (“Exchange Act”), and Exchange Act Rules 12b-20 and 13a-1; that Hoaglin violated Exchange Act Rule 13a-14 and caused Huntington’s violations of Securities Act Section 17(a)(2) and Exchange Act Sections 13(a) and 13(b)(2)(A) and (B), and Exchange Act Rules 12b-20 and 13a-1 with respect to fiscal year 2002; that McMennamin and Van Fleet violated Securities Act Sections 17(a)(2) and 17(a)(3), Exchange Act Section 13(b)(5) and Exchange Act Rule 13b2-1, and caused Huntington’s violations of Exchange Act Sections 13(a) and 13(b)(2)(A) and (B) and Exchange Act Rules 12b-20 and 13a-1 in fiscal years 2001 and 2002; and that McMennamin directly violated Exchange Act Rule 13a-14 in 2002. Without admitting or denying the charges in the administrative proceeding, Huntington and the individuals each agreed to cease and desist from committing and/or causing the violations charged as well as any future violations of these provisions. Additionally, Hoaglin, McMennamin, and Van Fleet agreed to pay disgorgement, pre-judgment interest, and penalties in the amounts of $667,609, $415,215, and $51,660, respectively. Van Fleet consented to a suspension from appearing or practicing before the Commission as an accountant for two years pursuant to Rule 102(e) of the Commission’s Rules of Practice. McMennamin consented to an undertaking that he will not act as an officer or director of a public company for five years.

Hoaglin stated, “Huntington is pleased that the SEC investigation is now concluded. We are a stronger company as a result of substantive enhancements to our accounting controls, and we continue our focus on growing our businesses and serving our customers.”

Additional Information

The Securities and Exchange Commission resolution documents will be filed with the SEC as exhibits to Huntington’s Current Report on Form 8-K. The Form 8-K can be accessed at www.sec.gov or on the investor relations page of Huntington’s web site at www.huntington.com.

About Huntington

Huntington Bancshares Incorporated is a $32 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 139 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of approximately 700 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania, and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland, and New Jersey. International banking services are made available through the headquarters office in Columbus and an office located in the Cayman Islands and an office located in Hong Kong.

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